UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 16, 2012

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2012 Management Incentive Plan Criteria

On May 16, 2012 the Compensation and Executive Development Committee (the “Committee”) of the Board of Directors of Jamba, Inc. (the “Company”) established criteria for cash incentive awards that may be paid under the Company’s Management Incentive Plan for the second performance period in fiscal year 2012 which covers the period of July 4, 2012 through January 1, 2013 (the “2012 Second Half Criteria”). Under the 2012 Second Half Criteria, cash incentive awards will be earned by participants upon the achievement of specified Company financial objectives, department strategic objectives and individual personal objectives. Depending on a participant’s position, the financial metrics account for 60% to 75% of the 2012 Second Half Criteria. The strategic and personal metrics account for 25% to 30% and 0% to 10%, respectively, of the 2012 Second Half Criteria and are dependent and vary based upon an employee’s job title, department and individual duties.

If each of the target metrics is achieved in the second performance period for fiscal year 2012, participants will be eligible for a target award, based on the participant’s position, as follows:

Position	Target Award as a % of Base Salary During Performance Period
CEO and President	100%
President Stores and Chief Operating Officer	50%
CFO and Chief Administrative Officer	50%
Sr. VP/ Group VP/ VP	40%

Directors and Managers are also participants in the Management Incentive Plan with 2012 Second Half Criteria target award percentages similarly based on base salary during the performance period.

Under the 2012 Second Half Criteria, if the Company’s operating profit for the performance period does not reach the targeted amount determined by the Committee but reaches at least the threshold amount determined by the Committee, participants shall still be eligible for a cash incentive award payment for the financial metrics except that the total amount of the award payable to participants shall be discounted by 20% such that only up to 80% of the targeted award amount shall be payable. If the Company’s operating profit for the performance period exceeds the targeted amount determined by the Committee by certain pre-determined amounts and if a threshold general and administrative expense target is achieved, a participant is also eligible for an additional 25% or 50% of a participant’s target award amount, with the 25% or 50% determination depending on the extent by which operating profit exceeds the targeted amount.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On May 17, 2012, the Company held its annual meeting of Stockholders (the “Annual Meeting”).

(b)	At the Annual Meeting, the matters on which the stockholders voted, in person or by proxy were:

(i)	to elect six nominees as directors to serve until the next Annual Meeting and until their successors have been elected and qualified; and

(ii)	to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2013;

The six nominees were elected and the appointment of the independent registered public accounting firm was ratified. The results of the voting were as follows:

Proposal 1 - Election of Directors:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
James D. White	32,914,446	515,006	5,383,958	34,290,661
Lesley H. Howe	32,915,716	510,155	5,387,559	34,290,661
Richard L. Federico	32,017,684	1,409,688	5,386,058	34,290,661
Brian Swette	32,926,558	501,313	5,385,559	34,290,661
Michael A. Depatie	32,913,759	513,302	5,386,369	34,290,661
Fritzi G. Woods	32,863,286	564,585	5,385,559	34,290,661

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,455,016	522,912	126,163	—

Concurrently with the election of the Company’s directors at the Annual Meeting, the holders of our Series B-1 Preferred Stock, voting as a separate class, unanimously re-elected Andrew R. Heyer and Beth Bronner as the Series B-1 Directors and the holders of a majority of our Series B-2 Preferred Stock re-elected Marvin Igelman as the Series B-2 Director, in each case by written consent dated effective May 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: May 22, 2012	By:	/s/ Karen L. Luey
		Name:	Karen L. Luey
		Title:	Chief Financial Officer, Chief Administrative Officer, Executive Vice President and Secretary